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                                                                  EXHIBIT(h)(24)

                                November 19, 1999

                              [WESTCORE LETTERHEAD]

National Investor Services Corporation
Sandy Mundorf
55 Water Street, 32nd Floor
New York, NY 10041

Denver Investment Advisors LLC
1225 Seventeenth Street, 26th Floor
Denver, CO 80202

VIA:     Federal Express

                  RE: Omnibus Account Services Agreement dated February 26, 1998 between National Investor Services Corporation, Denver Investment Advisors LLC and Westcore Trust.

Dear Sirs:

                  On October 1, 1999, Westcore Trust introduced two new investment portfolios - Westcore Select Fund and Westcore Small-Cap Growth Fund. Commencing on December 15, 1999, Westcore Trust will offer another investment portfolio, Westcore International Frontier Fund. By your signature below please confirm that effective December 15, 1999, the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended to include Westcore Select Fund, Westcore Small-Cap Growth Fund and Westcore International Frontier Fund as Funds under the Agreement. In all other respects the Agreement continues in effect in accordance with its terms.

                  Please keep one signed original of this letter and return the remaining originals to:

                  Westcore Trust
                  Attn: Kristine Cook
                  1225 17th Street, 26th Floor
                  Denver, CO 80202

                  If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Jasper Frontz at (303) 312-5044.


                                            Yours Truly,


                                            WESTCORE TRUST
                                            By: /s/ Jack D. Henderson
                                                -----------------------------
                                                    Name:   Jack D. Henderson
                                                    Title:  Vice President
                                                    Date:

ACCEPTED AND AGREED TO:

NATIONAL INVESTOR SERVICES CORPORATION

By: /s/ Thomas Quercia
    ----------------------------------
     Name:  Thomas Quercia
            --------------------------
     Title: Senior Vice President
            --------------------------
     Date:  12/8/99
            --------------------------

DENVER INVESTMENT ADVISORS LLC

By: /s/ Jeffrey D. Adams
    ----------------------------------
     Name:  Jeffrey D. Adams
            --------------------------
     Title: Managing Director
            --------------------------
     Date:  11/19/99
            --------------------------